UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

Crown Castle Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2023, Crown Castle Inc. (the “Company”) entered into a letter agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to appoint Jason Genrich (the “New Investor Director”) and Sunit Patel (the “New Independent Director,” and collectively with the New Investor Director, the “New Directors”) to the board of directors of the Company (the “Board”) as promptly as practicable. Each of the New Directors will be nominated by the Board to stand for election for a full term at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). Until the appointment of the New CEO (as defined below), the size of the Board will not exceed (i) twelve (12) directors prior to January 16, 2024 and (ii) eleven (11) directors from January 16, 2024 until the Expiration Date (as defined below). If the New CEO is appointed to the Board, the size of the Board shall not exceed twelve (12) directors from the date of such appointment until the Expiration Date.

The Company also agreed to establish a Fiber Review Committee (the “Fiber Review Committee”) to oversee and direct the Board and management’s review of strategic and operational alternatives that may be available to the Company with respect to the Company’s fiber and small cell businesses, including but not limited to potential sale, merger, spin-off, joint-venture and financing transactions as well as a range of operational opportunities for improved value-creation, as contemplated by the Cooperation Agreement and the Charter of the Fiber Review Committee. The Fiber Review Committee will be chaired by P. Robert Bartolo and include four additional directors: the Company’s interim Chief Executive Officer, Anthony J. Melone; Kevin A. Stephens; Mr. Genrich and Mr. Patel. The New CEO will also join the Fiber Review Committee once appointed. The Fiber Review Committee will make recommendations to the full Board.

The Company will also establish a Chief Executive Officer Search Committee (the “CEO Search Committee”) to conduct a search to identify candidates for and assist the Board in selecting the Company’s next chief executive officer and president (the “New CEO”). The CEO Search Committee will be chaired by Tammy K. Jones and will also include Mr. Bartolo, Mr. Genrich and Kevin T. Kabat.

Pursuant to the Cooperation Agreement, Elliott has agreed to abide by certain standstill restrictions and voting commitments. The Cooperation Agreement also includes procedures regarding the replacement of any of the New Directors and a mutual non-disparagement provision. Elliott’s right to participate in the selection of the replacement New Directors, and the Company’s obligations with respect to the appointment of such replacement New Directors, is subject, among other things, to Elliott beneficially owning a “net long position” of, or having aggregate net long economic exposure to, at least 1% of the Company’s then outstanding common stock at such time.

Pursuant to the Cooperation Agreement, Elliott has withdrawn its demand to inspect certain books, records and documents of the Company pursuant to Section 220 of the Delaware General Corporation Law. The Company has also agreed to adopt certain amendments to its by-laws (as amended and restated from time to time, the “By-laws”), as described in Item 5.03 below.

The Cooperation Agreement will remain effective until the later of (i) the date that is thirty (30) calendar days prior to the notice deadline under the By-laws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 Annual Meeting of shareholders and (ii) the date that is five (5) calendar days following the date on which the New Investor Director or any replacement thereof who is an employee of Elliott or an affiliate of Elliott ceases to serve on, or resigns from, the Board (the “Expiration Date”).

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, including the initial Fiber Review Committee Charter attached as an exhibit to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information set forth in Item 1.01 is incorporated herein by reference.

(b)

On December 18, 2023, W. Benjamin Moreland and Maria M. Pope informed the Board of their decisions to resign from their positions as directors on the Board. Mr. Moreland’s and Ms. Pope’s resignations from such roles were effective December 19, 2023.

(d)

Pursuant to the Cooperation Agreement, each of the New Directors will be appointed by the Board as promptly as practicable. A copy of the press release announcing the appointment of the New Directors, which includes certain biographical information, is attached hereto as Exhibit 99.1.

Each of the New Directors will receive compensation consistent with that received by the Company’s other non-employee directors, as described in the Company’s proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 3, 2023. There are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors was appointed as a director other than with respect to the matters referred to in Item 1.01. At this time, there are no related party transactions in which any of the New Directors has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon their respective appointments to the Board, Mr. Genrich will join the Fiber Review Committee and the CEO Search Committee and Mr. Patel will join the Fiber Review Committee.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 19, 2023, the Board adopted amended and restated By-laws, effective immediately, removing certain provisions in the By-laws that required that stockholders seeking to submit proposals or to nominate director candidates provide the Company with certain information that could be difficult for such stockholders to obtain or provide.

The foregoing summary of the amended and restated By-laws is qualified in its entirety by reference to the text of the amended and restated By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01—REGULATION FD DISCLOSURE

On December 20, 2023, the Company issued a news release announcing the Company’s entry into the Cooperation Agreement and the matters described in Item 1.01 and Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Crown Castle Inc., dated December 19, 2023

10.1	Cooperation Agreement, between Crown Castle Inc., Elliott Investment Management L.P., Elliott Associates, L.P., and Elliott International, L.P., dated December 19, 2023

99.1	Press Release, dated December 20, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.

By:	/s/ Edward B. Adams, Jr.
Name:	Edward B. Adams, Jr.
Title:	Executive Vice President and General Counsel

Date: December 20, 2023